EX-10.1

BANCO POPULAR

May 14, 2003

Mr. James F. Callahan

Corporate Controller

Wallace International de Puerto Rico, Inc.

175 McClellan Highway

East Boston, Massachusetts 02128

VIA FACSIMILE (617) 568-1370

Dear Mr. Callahan:

Please be advised that Wallace International de Puerto Rico, Inc. has authorized line of credit with Banco Popular de Puerto Rico for the amount of Five hundred Thousand dollars ($500,000).  This facility bears interest at a floating rate per annum equal to the sum of the Index Rate plus two hundred (200) basis points.  It is required an annual clean up to fifteen (15) calendar days during each approval period.  The expiration date for this line is January 30, 2004.

Please be advised that the current Line of Credit Agreement needs to be amended to reflect the above stated changes. Guarantees will continue in full force and effect.

We trust this information is useful to you.

Sincerely,

/s/ Joffre Gomez

Credit & Commercial Relationships Officer

Mayaguez Commercial Banking Center

cc Luis Santiago